Exhibit 99.1

Jamba, Inc. Announces Changes to Its Senior Management Team

Interim Chief Executive Officer and Chief Financial Officers Appointed; Chief Executive Officer and Chief Financial Officer Resign

EMERYVILLE, Calif.—(BUSINESS WIRE)—Jamba, Inc. (NASDAQ: JMBA - News; NASDAQ: JMBAU - News; NASDAQ: JMBAW - News) (the “Company”) today announced the following changes to its senior management team:

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Steven R. Berrard, the Company’s Chairman of the Board, has assumed the role of interim Chief Executive Officer and President of the Company, replacing Paul E. Clayton, who has resigned as an officer and as a member of the Board of Directors;

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Karen Luey, Vice President, Controller, and Principal Accounting Officer of the Company, has assumed the role of interim Chief Financial Officer of the Company, replacing Donald D. Breen, who has resigned to pursue another opportunity, but will provide transition assistance to Ms. Luey in assuming her new responsibilities.

Both of these changes are effective immediately.

The Company has retained an executive search firm and will begin a nationwide search for replacements for the Chief Executive Officer/President and Chief Financial Officer positions.

“I have agreed to assume the responsibilities of Chief Executive Officer and President on an interim basis at the request of the Board of Directors, who determined that, in consideration of my knowledge of the Company and business background with other consumer turnaround situations, that I would be the most appropriate person to lead the Company on an interim basis, given the challenging environment the Company faces,” said Steven Berrard. Continuing, Mr. Berrard noted that, “Notwithstanding these tough times, the Board remains steadfast in its belief in the future of Jamba, Inc. and is fully committed to helping the Company and its leadership team realize its full potential for the benefit of our stockholders, as well as our team members, franchisees, and many other business partners. I would like to personally thank Paul Clayton for eight years of devoted service to building the Jamba brand.”

Mr. Berrard led the Company’s earlier acquisition of Jamba Juice Company in 2006 and previously served as Chief Executive Officer of the Company prior to the acquisition. Mr. Berrard was the former President and Chief Executive Officer of Blockbuster Entertainment Group, the world’s largest video store operator, member of the Board of Directors of Viacom, Inc. and co-founder and Co-Chief Executive Officer of AutoNation Inc., the nation’s leading automotive retail company.

Call Announcement

Jamba will host a conference call to discuss the management changes later today at 6:00 p.m. ET. The call can be accessed live over the phone by dialing (888) 278-8465 or (913) 312-9324 for international callers; the passcode is 7818243. A simultaneous web cast of the call will be available by visiting www.jamba.com. A replay will be available at 9:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the passcode is 7818243. The replay will be available until August 20, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA - News; NASDAQ:JMBAU - News; NASDAQ:JMBAW - News) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of July 15, 2008, JAMBA JUICE had 736 stores, of which 518 were company-owned and operated. For the nearest location or a complete menu including our breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies on grocery store shelves.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook,” “believes,” “expects,” “appears,” “may,” “will,” “should,” “anticipates” or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.